CONSENT
                                       AND
                             INTERCREDITOR AGREEMENT

     CONSENT AND INTERCREDITOR AGREEMENT, dated as of July 9 ,1999, among THE CHASE MANHATTAN BANK, solely as trustee (together with any successors or assigns in such capacity, the "Trustee") for the holders from time to time of the Notes (as hereinafter defined) of American Tissue Inc. ("ATH") issued pursuant to the Indenture (as hereinafter defined), BOISE CASCADE CORPORATION ("Boise"), AMERICAN TISSUE MILLS OF OREGON, INC. ("ATMO"), and AMERICAN TISSUE CORPORATION ("ATC").

1.   DEFINITIONS.

     As used in this Agreement:

     "Acceptance of Trustee ATMO Collateral in Exchange for Discharge of Trustee Obligations" has the meaning specified in Section 4.

     "Agreement" means this Consent and Intercreditor Agreement.

     "ATMO Equipment" means each item of equipment described in Schedule 1 and all past and future additions, replacements, and modifications thereto.

     "Boise Agreement" means the Agreement dated November 23, 1992, between Boise and ATMO, amended January 1,1999, which amendment modified such Agreement to, among other things, add ATC as a party.

     "Boise Agreements" means, collectively, the Boise Agreement and all agreements entered into in connection therewith, including those the form of which was attached as an Exhibit to such Agreement, such as the Warehouse Site Lease (form of Exhibit G), as amended, and the Memorandum of Lease (form of Exhibit M).

     "Boise Collateral" means (1) the ATMO Equipment, and (2) all proceeds and products of the foregoing.

     "Boise Obligations" means all liabilities and obligations of ATMO and/or ATC to Boise under and pursuant to the Boise Agreement of whatsoever nature, whether now existing or hereafter incurred or arising (including fees, costs and expenses incurred by Boise in connection with the enforcement thereof).

     "Boise Security Agreement" means the portion of the Boise Agreement pursuant to which ATMO grants a security interest in the Boise Collateral (or a portion thereof) to Boise as security for the Boise Obligations.

     "Collateral" means in the case of Boise, the Boise Collateral, and in the case of the Trustee, the Trustee ATMO Collateral.

     "Creditor" means either or both of Trustee or Boise, as the context requires.

     "Creditors" means both the Trustee and Boise.

     "Default Notice" has the meaning specified in Section 3.

     "Foreclosure  and  Sale to a Third  Party"  has the  meaning  specified  in
Section 4.

     "GAAP" means generally accepted accounting principles in the United States of America in effect from time to time.

     "Ineligible Transferee" means any Person (1) on Schedule 2 as such schedule may be revised from time to time with the consent of Trustee (which consent cannot be unreasonably withheld) to cover other Persons where each such other Person is a paper manufacturer competing directly with Boise in other than tissue grades, provided that such Schedule cannot be revised at any time fifteen
(15) days after Agent has provided notice to Boise that the Trustee intends to enforce any of their rights as the holder of a security interest in the Boise Agreement, (2) to the best of Trustee's knowledge, which has engaged in or threatened to engage in any hostile takeovers or is affiliated with any other Person that has engaged or threatened to engage in any hostile takeover, or (3) to the best of Trustee's knowledge, been convicted of criminal RICO or criminal securities fraud or in the case of a corporation where any of the chairman, president or chief financial officer has been convicted of any criminal RICO or criminal securities fraud.

     "Indenture" means that certain indenture among ATH, ATMO, ATC, the Trustee, and certain other parties thereto, dated as of the date hereof, as the same may be amended, amended and restated, supplemented, or otherwise modified from time to time.

     "Lease" means the Lease between Boise and ATMO as evidenced by the Memorandum of Lease in the form of Exhibit G to the Boise Agreement.

     "Mill" means the Boise Mill located at St. Helens, Oregon.

     "Note Documents" means the Indenture, the Trustee Security Agreement and each and every document and agreement executed pursuant to or in connection with either such Agreement.

     "Notes" means the senior secured notes due July 15, 2006 in the aggregate principal amount of $180,000,000, together with the exchange notes, each issued pursuant to the Indenture.


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


     "Notice of Offer" has the meaning specified in Section 6.

     "Obligations" means both the Trustee Obligations and Boise Obligations.

     "Offer" has the meaning specified in Section 6.

     "Permitted Transferee" means any Person, other than an Ineligible Transferee, that (1) as of the end of its prior fiscal quarter had both (a) a Net Worth of $3,000,000 or more, (b) a ratio of Total Liabilities to Net Worth of not greater than 5 to 1, and (2) Boise does not have a reasonable basis on which to object to such Person as the Successor under the Boise Agreement.

     "Person" means an individual, partnership, corporation, business trust, joint stock company, trust unincorporated association, joint venture, governmental authority or other entity of whatever nature.

     "Private Sale" has the meaning specified in Section 4.

     "Public Auction" has the meaning specified in Section 4.

     "Real Property" has the meaning specified in the Boise Agreement.

     "Sale of ATMO Equipment" has the meaning specified in Section 4.

     "Sale Through Sealed Bids" has the meaning specified in Section 4.

     "Security Agreement" means either or both of the Trustee Security Agreement or Boise Security Agreement, as the context requires.

     "Security Agreements" means both the Trustee Security Agreement and the Boise Security Agreement.

     "Security Interest" means any perfected and enforceable security interest of a Creditor in any Collateral however arising, including purchase money security interests.

     "Shared Collateral" means the ATMO Equipment and all proceeds and products thereof.

     "Site" means the Boise facility located at St. Helens, Oregon.

     "Successor under the Boise Agreements" means any Person that succeeds to the rights, duties and obligations of ATMO under the Boise Agreements.

     "Total Assets" means the total assets of any Person all as determined in accordance with GAAP.


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


     "Total Liabilities" means the total liabilities of any Person, all as determined in accordance with GAAP.

     "Trustee ATMO Collateral" means (1) the ATMO Equipment, (2) all of ATMO's right, title and interest in, under and pursuant to the Boise Agreements, (3) all other property of ATMO in which Trustee obtains a security interest pursuant to the Note Documents, and (4) all proceeds and products of the foregoing.

     "Trustee Control of Trustee ATMO  Collateral" has the meaning  specified in
Section 4.

     "Trustee Obligations" means all indebtedness, liabilities and obligations of ATH, ATMO, and or ATC to Trustee under, pursuant to or in connection with the Note Documents of whatsoever nature and howsoever evidenced, whether direct or indirect, absolute or contingent, now existing or hereafter incurred or arising (including all renewals, extensions or modifications thereof and all fees, costs and expenses incurred by Trustee in connection with the preparation, administration, collection or enforcement thereof), including, without limiting the generality of the foregoing, pursuant to loans.

     "Trustee Security Agreement" means the Security Agreement dated as of June _____, 1999, pursuant to which ATMO grants a security interest in the Trustee ATMO Collateral (or a portion thereof) to Trustee as security for the Trustee Obligations, as amended or modified from time to time.

     "Trustee Title to ATMO Collateral" has the meaning specified in section 4.

     "Warehouse Site Lease" means the Warehouse Site Lease between Boise and ATMO, which is in the form of Exhibit G to the Boise Agreement, as amended by the Amendment dated January 1, 1999.

2. CONSENT TO ASSIGNMENT BY ATMO TO TRUSTEE.

     Pursuant to the Note Documents, ATMO is required to and will assign to the Trustee a security interest in the Trustee ATMO, Collateral. Boise hereby irrevocably consents to the grant of a security interest by ATMO to the Trustee in all of the Trustee ATMO Collateral as collateral for all of the Trustee Obligations.

3. RIGHTS OF TRUSTEE TO CURE DEFAULTS BY ATMO UNDER BOISE AGREEMENTS.

     Boise recognizes that the Trustee may wish to protect the collateral value of the Boise Agreements by curing the defaults thereunder by ATMO. Boise agrees that the Boise Agreements shall only be terminated or canceled by action of Boise in accordance with and subject to the provisions of this Agreement. Boise agrees it will not terminate any of the Boise Agreements due to a breach or default by ATMO until Boise provides written notice ("Default Notice") of such breach or default by ATMO to



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


the Trustee, and the Trustee has the right (but not the obligation) to cure the defaults listed in any Default Notice within thirty (30) days after receipt of the Default Notice by Trustee (twenty (20) days' notice in the case of a monetary default) (or, if a nonmonetary default cannot be completely cured within such 30-day period, such longer period of time as may be reasonably necessary under the circumstances to cure such default, providing any of the Trustee has commenced such cure within such thirty (30) day period and is diligently pursuing such cure); provided, however, if a nonmonetary default is peculiar to ATMO and not curable by the Trustee, such as a default under Section 14(b) of the Boise Agreement, then notwithstanding Boise's right to terminate any of the Boise Agreements, such Agreement shall not be terminated, and the Trustee shall be entitled to exercise its rights under this Agreement. If the nature of any nonmonetary default on the part of ATMO under the Boise Agreements is such that it cannot be cured by the Trustee without the Trustee having taken control of the Boise Agreements and possession of the ATMO Equipment (other than ATMO's obligations under Exhibit E to the Boise Agreement which arise thirty
(30) days or more after such nonmonetary default by ATMO), then the Trustee's time to remedy such default shall be extended for such period of time as is necessary for the Trustee to lawfully obtain control of the Boise Agreements and possession of the ATMO Equipment. Once such defaults are timely cured by any of the Trustee, there shall no longer be deemed to be any default under the Boise Agreements in respect of such defaults so cured. No curing of any defaults under the Boise Agreements shall be construed as an assumption by the Trustee of any of the obligations, covenants, or agreements of ATMO under the Boise Agreements.

4. RIGHTS OF THE TRUSTEE ON DEFAULT BY ATMO UNDER NOTE DOCUMENTS.

     Boise recognizes that upon a default by ATMO under the Note Documents the Trustee needs to be able to exercise all of its rights and remedies. Upon a default by ATMO under the Note Documents, Boise agrees that the Trustee can do any or all of the following: (1) to make all demands, give all notices, take all actions and exercise all rights of ATMO under the Boise Agreements; (2) to obtain all right, title and interest in and to the Boise Agreements and/or the ATMO, Equipment; and/or (3) to sell, assign or transfer any and all of the ATMO Equipment and/or the Boise Agreements to a Person, subject to the provisions of this Agreement.

     Upon the Trustee's exercise of its rights as secured party, a variety of situations can result. One, the Trustee obtains possession and control of the Trustee ATMO Collateral prior to foreclosure and sale of such Collateral ("Trustee Control of Trustee ATMO Collateral"). Two, the Trustee accepts title to any or all of the Trustee ATMO Collateral and such Collateral is not taken in satisfaction of all or any part of the Trustee Obligations ("Trustee Title to the ATMO Collateral"). Three, the Trustee accepts the Trustee ATMO Collateral in satisfaction of all or a part of the Trustee Obligations ("Acceptance of Trustee ATMO Collateral in Exchange for Discharge of Trustee Obligations"). Four, the Trustee forecloses on the Trustee ATMO Collateral and sells all or portions of such Collateral to a Person ("Foreclosure and Sale to a Third Party").


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


Five, the Trustee forecloses on the Trustee ATMO Collateral and itself purchases all or a portion of such Collateral ("Foreclosure and Purchase by the Trustee"). In the case of the Foreclosure and Sale to a Third Party and Foreclosure and Purchase by the Trustee, the Trustee ATMO Collateral could be sold together or the ATMO Equipment could be sold separately from the Boise Agreements.

     In addition, the foreclosure sale by the Trustee can occur in a variety of ways. First, the Trustee could hold a public auction and sell the Trustee ATMO Collateral either together or separately at such public auction ("Public Auction"). Second, the Trustee could solicit bids from prospective purchasers and sell the Trustee ATMO Collateral either together or separately to the highest bidder or bidders that are able to pay the purchase price bid by such prospective purchaser or purchasers ("Private Sale"). Third, the Trustee could solicit sealed bids from prospective purchasers and sell the Trustee ATMO Collateral either together or separately to the highest bidder or bidders that are able to pay the purchase price bid by such prospective purchaser or purchasers ("Sale Through Sealed Bids").

     With regard to the various situations outlined above, Boise and the Trustee agree as follows:

          First, in the case of a Public Auction, the Trustee will provide at least five (5) business days prior notice to Boise of the time and place of such Public Auction;

          Second, in the case of a Private Sale where only the ATMO Equipment is being sold and will be removed from the Site, and the Boise Agreement is not being assumed by the purchaser of the ATMO Equipment, Trustee will advise Boise of all such sales and permit Boise to be a prospective purchaser at such sale, and not sell the ATMO Equipment to another prospective purchaser unless and until Boise is given the opportunity to match each such prospective purchaser's bid; and

          Third, in the case of a Sale Through Sealed Bids where only the ATMO Equipment is being sold and will be removed from the Site, and the Boise Agreement is not being assumed by the purchaser of the ATMO Equipment, Trustee agrees that all such Sales Through Sealed Bids will be subject to Boise's Right of First Refusal set forth in Section 6.

5.   PROVISIONS REGARDING ATMO EQUIPMENT.

     A. With regard to the ATMO Equipment, whether before or after the Boise Agreement is terminated, Boise and the Trustee agree that Trustee has the right to (1) inspect, maintain and repair the ATMO Equipment, (2) show the ATMO Equipment to prospective purchasers of the ATMO Equipment, (3) repossess and remove the ATMO Equipment (subject to the provisions of this Agreement), and (4) subject to the terms of this Agreement, conduct a public or private auction thereof without any restrictions.




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


     In addition, Boise and Trustee agree that Trustee will not remove the ATMO Equipment from the Site before Trustee exercises its rights as the holder of a security interest in the ATMO Equipment and either sells such ATMO Equipment to a third party or purchases the ATMO Equipment itself.

     B. With regard to the location and storage of the ATMO Equipment before the Boise Agreement is terminated, Boise and the Trustee agree that the ATMO Equipment will remain on the Site free of charge at all times (but in no case is ATMO and ATC relieved of their obligations under the Boise Agreements).

     C. With regard to the location and storage of the ATMO Equipment after the Boise Agreement is terminated, Boise and the Trustee agree as follows:

          First, the ATMO Equipment can remain on the Site free of charge at all times for a maximum of one year following such termination whether the ATMO Equipment is owned by ATMO and subject to Trustee's security interest, owned by the Trustee, or owned by a Person as the result of a Foreclosure and Sale to a Third Party.

          Second, Boise shall have no obligation to maintain the ATMO Equipment during such period, other than during periods of operation, as provided in the third paragraph below;

          Third, if any of the following occur: The Boise Agreement is terminated due to ATMO's default, Trustee Control of Trustee ATMO Collateral, Trustee Title to the Equipment, Acceptance of Trustee ATMO Collateral in Exchange for Discharge of Trustee Obligations, or Foreclosure and Purchase by the Trustee, or the Trustee otherwise acquires title to, and the right to possession of, the ATMO Equipment, and then if the Trustee has not assumed the Boise Agreement, then Boise can, at its sole option, operate the ATMO Equipment for Boise's account during the period such Equipment is at the Site, provided that Boise (1) gives the Trustee notice of its intention to operate the ATMO Equipment, (2) agrees to operate the ATMO Equipment for an initial three (3) month period and on a month-to-month basis thereafter, provided, if Boise commences operation of the ATMO Equipment during any such period it will have operational control over the ATMO Equipment throughout such entire period (but Boise is not obligated to continually operate the ATMO Equipment), and (3) agrees to maintain the ATMO Equipment in at least the same state of repair as the Equipment was on the date of termination (but in no case shall Boise be required to make capital improvements or perform any maintenance that was required to be performed by ATMO on the date the Boise Agreement is terminated).

          Fourth, the Trustee recognizes Boise's concerns if the ATMO Equipment is to be removed from the Site at such time as Boise is operating the ATMO




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


     Equipment and selling the tissue produced by such Equipment. Therefore, Trustee agrees that if the ATMO Equipment is to be sold under such circumstances to a Person that will remove the ATMO Equipment from the Site, then the ATMO Equipment can only be removed from the Site upon ninety
     (90) days prior notice to Boise, or such lesser time that is needed by Boise to fulfill commitments it has made to purchasers of tissue produced by the ATMO Equipment. Boise agrees, promptly upon request, to provide to the Trustee such information as is necessary for the parties hereto to make a determination with respect to the extent of such commitments.

6.   RIGHT OF FIRST REFUSAL.

     If there is to be a Sale Through Sealed Bids, or if at any time after an Acceptance of Trustee ATMO Collateral in Exchange for Discharge of Trustee Obligations, or Foreclosure and Purchase by Trustee, Trustee desires to sell, assign or transfer all or any part of the ATMO Equipment to a third party (other than an Affiliate of the Trustee) for cash or cash and notes secured by the ATMO Equipment and where the Boise Agreement is terminated prior to such sale and the ATMO Equipment is to be removed from the Site by such third party (the "Offer"), the following shall apply:

          (1) The Trustee shall submit to Boise a written notice stating that it desires to sell the ATMO Equipment, the name of the proposed purchaser, the price and the payment terms and other terms and conditions of the offer (the "Notice of Offer"). Such Notice of Offer shall be deemed to be an irrevocable offer by Trustee to sell the ATMO Equipment to Boise at an aggregate price equal to the aggregate purchase price applicable to the third party offer and otherwise on the same terms and conditions applicable to the Offer.

          (2) Boise shall have five business days from the receipt of the Notice of Offer to accept the terms and conditions set forth therein by giving written notice thereof to the Trustee.

          (3) If Boise agrees to purchase all the ATMO Equipment, then the Trustee and Boise shall close the purchase within twenty (20) days after the offer is made (or, if later, by the closing date set forth in the Offer). Such purchase shall be on the same terms and conditions as those applicable to the Offer. The consideration paid by Boise shall be paid in the same forms and in the same proportion as set forth in the Notice of Offer, provided that Boise may pay more cash than is required by the terms of the Offer, at Boise's sole option.

          (4) If Boise fails to agree to purchase all of the ATMO Equipment within the time period set out above, the Trustee shall have the right to consummate the sale or conveyance of all of the ATMO Equipment so long as
     (a) the purchaser is the proposed purchaser named in the Notice of Offer,
     (b) the price, payment and other terms are at least as favorable to the Trustee as those applicable to the Offer, and (c) the closing occurs on or before the date set forth in the Offer, which shall be at least 90 days after the Notice of Offer is sent to Boise.

7.   INSURANCE PROCEEDS.

     The parties acknowledge that the provisions of Exhibit F to the Boise Agreement shall control over any conflicting requirements of any other document, including, without limitation, the provisions regarding the use of insurance proceeds to repair, replace, or rebuild the ATMO Equipment and the Real Property.

8.   BOISE'S RIGHT TO PURCHASE TRUSTEE OBLIGATIONS.

     If there is an Event of Default and Trustee chooses to exercise its rights and remedies as a secured party with regard to the Trustee ATMO Collateral, then Boise shall have the right to purchase the Trustee Obligations (together with all the documents related to or evidencing such obligations and all of the Trustee's rights under such documents) for a purchase price equal to the amount of all such Obligations and the Trustee will sell the Trustee Obligations to Boise without representation or warranty of any kind other than the ownership of such Obligations free and clear of any lien, security interest or other encumbrances.

9.   PROVISIONS REGARDING SUCCESSOR UNDER BOISE AGREEMENT.

     With regard to the Successor under the Boise Agreement, Boise and the Trustee agree that since the Trustee recognizes Boise's concerns with regard to the Successor under the Boise Agreement, that the Boise Agreement can only be assigned to and assumed by a Permitted Transferee.

10.  PROVISIONS REGARDING BOISE AGREEMENT.

     With regard to the Boise Agreement, Boise and the Trustee agree as follows:

          First, Boise recognizes that the value of the ATMO Equipment may be enhanced if it is sold with the Boise Agreements; therefore, Boise agrees that Trustee may assume ATMO's rights, duties and obligations at any time under the Boise Agreements at any time after the occurrence of an Event of Default under the Note Documents;

          Second, Boise also recognizes that Trustee is not in the tissue business and, therefore, if it assumes ATMO's rights, duties and obligations under the Boise Agreements it is doing so to preserve that asset; however, Trustee or any subsequent purchaser of the ATMO Equipment may not want to continue the Boise Agreements, and, therefore, Boise agrees that Trustee can cancel or terminate the Boise Agreements at any time prior to the sale of the ATMO Equipment (for subsequent removal from the Site) upon ten (10) days prior written notice to Boise (provided that such termination shall not prevent Boise from claiming damages against ATMO and/or ATC under the Boise Agreement) and the provisions of Section 5.C hereof shall apply; and

          Third, upon any transfer of the rights of ATMO under any Boise Agreements pursuant to the exercise of the remedies of the Trustee (1) the Trustee or the Successor under the Boise Agreements shall succeed to all rights, title and interest of ATMO under and in connection with such Boise Agreements and shall be obligated to perform all the terms and conditions of such Boise Agreements, except that the Trustee (but not any Successor under the Boise Agreement, which shall cure all monetary defaults under the Boise Agreements on the date of the assignment to the successor) shall not be required to perform or cause to be performed any of ATMO's obligations under such Boise Agreements that remain unperformed at the time of such transfer, and (2) the Trustee, upon the transfer to a Successor under the Boise Agreement, shall have no liabilities, duties or obligations to Boise under such Boise Agreements, except as arose during the period in which rights in such Boise Agreement were transferred to and held by the Trustee pursuant to clause (1) of this paragraph.

     Boise recognizes that the Boise Agreements may, under certain circumstances, be disaffirmed in a bankruptcy or other proceedings. If a trustee or person exercising the powers of a trustee in any bankruptcy or insolvency proceeding rejects or, upon Trustee's request, refuses to assume the Boise Agreements, if any of the Boise Agreements are rejected by operation of law or if any of the Boise Agreements are terminated for any other reason (except as a result of a default thereunder which was curable hereunder or under such Boise Agreement, but which was not appropriately cured as provided herein or therein), and if, within thirty (30) days after such termination, the Trustee or its designees, successors or assigns shall so request, Boise agrees it shall enter into a new contract with the Trustee or its designees, successors or assignees, provided (i) the party to the Agreement is a Permitted Transferee, and provided further, all monetary defaults under such Boise Agreement are cured upon the commencement of the new contract. In the event a new contract is entered into, such new contract shall contain similar covenants, agreements, terms, provisions and limitations as the Boise Agreements.

     Boise will not, without the written consent of the Trustee, (1) enter into any amendment, supplement or other modification of any of the Boise Agreements;
(2) terminate or suspend or consent, or agree to take any action causing the termination, suspension or assignment of any of the Boise Agreements (except as expressly permitted by the terms thereof and hereof); or (3) assign any of its rights, duties or obligations under this Agreement (other than in connection with a merger or consolidation of Boise where the successor or surviving entity remains liable on such Boise Agreements and except that an assignment of the Boise Agreements is expressly permitted in connection with a sale or joint venture of the St. Helens mill by Boise, provided the assignee assumes Boise's obligations under this Agreement) or consent or agree to take any action causing any of the foregoing.



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


     Boise represents to the Trustee that: (1) the interest of ATMO in the Warehouse Site Lease and the Lease is that of a lessee; (2) the Boise Agreements, including the Warehouse Site Lease and the Lease are in full force and effect on the date of this Agreement; (3) Boise is not aware of any condition or event which constitutes an event of default with respect to any of the Boise Agreements, including the Warehouse Site Lease and the Lease, or which, after notice or the passage of time or both, would constitute such an event of default under any of the Boise Agreements, including the Warehouse Site Lease and the Lease; (4) Boise is the beneficial and record owner of the Real Property in fee absolute, and there are neither (a) any mortgages, liens, deeds of trust, or encumbrances thereon in favor of any institutional investor such as a bank, insurance company, or other financial institution, or any conduit for any of the foregoing, nor (b) any charges, tenancies, licenses, covenants, conditions, restrictions, rights-of-way, easements, encroachments or other restrictions of any nature or character whatsoever that unreasonably restrict or prevent ATMO's use of the Real Property; and (5) Boise has the full right and authority to lease the Real Property to ATMO and ATMO may peaceable and quietly enjoy the Real Property.

11.  LIABILITY OF TRUSTEE.

     The Trustee and its respective successors and assigns, shall have no right or power to enforce any of the Boise Agreements, and assume no duty or obligation thereunder unless and until the Trustee shall have notified Boise that the Trustee has elected to exercise its rights and remedies as a secured creditor under this Agreement and to substitute itself in the position of ATMO under the Boise Agreements and has agreed in a written instrument executed by the Trustee to be bound by all the terms and conditions of the Boise Agreements applicable to ATMO.

12.  PRIORITY OF SECURITY INTERESTS.

     Except as provided in Section 14 hereof, each Creditor agrees that the Security Interest of the Trustee in the Shared Collateral ranks and will rank in all respects first and senior in priority, operation and effect to the priority, operation and effect of the Security Interest of Boise in the same Collateral. Except as provided in Section 14 hereof, each Creditor agrees that the Security Interest of Boise in the Shared Collateral ranks and will rank in all respects behind and junior in priority, operation and effect to the priority, operation and effect of the Security Interest of Trustee in the same Collateral. Each Creditor agrees that Boise does not have a Security Interest in the Boise Agreements. The priorities specified herein are applicable irrespective of any statement in any Security Agreement or in any other agreement to the contrary, the time or order or method of attachment or perfection of Security Interests or the time or order of filing of financing statements or the giving of failure to give notice of the acquisition or expected acquisition of purchase money or other security interests. Nothing in this Agreement shall subordinate Boise's security interest in the ATMO Equipment to other secured parties.

     Each Creditor agrees that any and all of Boise's rights under any landlord's lien, right of distraint or levy with regard to any of the Shared Collateral are subordinate to and will rank in all respects behind and junior in priority, operation and effect to the Security Interest of Trustee in such Collateral.

13.  EXERCISE OF RIGHTS.

     Irrespective of any other agreement or arrangement and so long as the Notes or any Trustee Obligations remain outstanding, Boise agrees that (1) it will not commence against ATMO any bankruptcy, insolvency, reorganization, receivership, relief or similar proceedings or assignment for the benefit of creditors or any other marshalling of the assets and liabilities of ATMO, and (2) it will not take any action to enforce any rights or exercise any remedies it may have under either the Boise Security Agreement or pursuant to any landlord's lien, right of distraint or levy, against any Boise Collateral.

14.  DIVISION OF PROCEEDS.

     The proceeds of any sale, disposition or other realization by either Creditor upon the Shared Collateral (or any portion thereof) will be distributed in the following order of priorities:

          First, to the Trustee in an amount equal to all costs and expenses incurred by Trustee in connection with or incident to the custody, preservation, sale of, collection from, or other realization upon any of the Shared Collateral (but excluding any costs incurred by the Trustee in the operation of the Shared Collateral, if the Trustee chooses to operate the Shared Collateral);

          Second, Boise and the Trustee shall share all proceeds on a 50-50 basis up to the first $20 million of proceeds in excess of First above; Boise's and the Trustee's share of any proceeds in excess of the first $20 million shall be applied as set forth below.

          Third, to the payment or prepayment of all the Trustee Obligations until paid and satisfied in full;

          Fourth, to the payment or prepayment of all the Boise Obligations, to the extent not paid from the proceeds received in Second above; and

          Fifth, to ATMO or its successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

          In no event shall Boise's recovery exceed the amount of the Boise Obligations. Notwithstanding the foregoing Section 14, Trustee acknowledges that Boise has the right to purchase the ATMO Equipment free and clear of the

     Trustee's security interest (except for Trustee's security interest in the proceeds of such sale) pursuant to Section 15(a) of the Boise Agreement.

15.  TURNOVER OF PAYMENTS OR PROCEEDS.

     If there shall occur an Event of Default as defined in the Indenture, and written notice of such Event of Default has been given to Boise, then unless and until all such Events of Default shall have been cured, or unless and until the Trustee Obligations shall be paid in full, Boise will not receive or accept any payment or amount which constitutes Trustee ATMO Collateral (but not including payments due under the Boise Agreements), or proceeds thereof, including insurance proceeds, except in trust for Trustee as provided herein, and shall promptly pay such payment or amount to Trustee.

     In the event that Boise shall receive any Trustee ATMO Collateral (but not including payments due under the Boise Agreement) or proceeds thereof, including any insurance proceeds, for funds from ATMO as a result of the sale, exchange, lease or other disposition of the Trustee ATMO Collateral which it is not entitled to receive under the provisions of this Agreement, such proceeds or funds shall be received and held in trust by Boise for Trustee, shall be paid into or placed in a separate deposit account, shall not be commingled with any other funds or accounts, and shall not be disbursed or withdrawn without the prior written consent of Trustee. Boise shall promptly notify Trustee of the receipt of any such proceeds or funds. Furthermore, if any instruments, chattel paper, money or monies, or documents are at any time or times included in such Collateral, whether as proceeds or otherwise, which Boise is not entitled to receive under this Agreement, Boise agrees that it will hold the same in trust for the benefit of Trustee and will promptly deliver the same to Trustee upon the receipt thereof from ATMO and, in any event, promptly upon demand therefor by Trustee.

16.  NO REPRESENTATIONS OR WARRANTIES.

     The Creditors agree that they have not made to each other nor do they hereby otherwise make to each other any representations or warranties, express or implied, nor do they assume any liability to each other with respect to: (1) the enforceability, validity, value or collectability of the Shared Collateral (or any portion thereof) or any guaranty or security which may have been granted to either of them in connection with any of the Obligations; or (2) except as provided by this Agreement, ATMO's right, title or interest in, or any right to transfer the Collateral (or any portion thereof).

17.  NO LIABILITY.

     Neither Creditor shall be liable to the other Creditor for any action or failure to act, or for any judgment, negligence, or mistake, or oversight whatsoever on the part of such Creditor or such Creditors agents, officers, employees or attorneys with respect to any transaction relating to any of the Obligations owed to it or the enforcement of the Security Interest granted to it provided such Creditor has not been guilty of gross negligence or willful misconduct.

18.  OBLIGATIONS UNDER INTERCREDITOR AGREEMENT NOT AFFECTED.

     The Creditors agree that Trustee may, at its sole discretion and without notice to Boise, take any or all of the following actions with respect to the Trustee Obligations without affecting any of the Trustee's rights under this
Agreement:

          (1) any change in the time, manner or place of payment of, or in any other term of, all or any of the Trustee Obligations, or any other amendment or waiver of or any consent to departure from any agreement related to such Obligations or any Note Document or any other agreements related thereto;

          (2) any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Trustee Obligations owed to it, or any release of any Person at any time primarily or secondarily liable for all or any part of the Trustee Obligations and/or any Collateral or security thereof;

          (3) any alteration or exchange of any Trustee Obligations owed to it, or release or compromise of any such Obligation;

          (4) release its Security Interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any such Trustee Obligations;

          (5) sell, exchange, release or otherwise deal with all or any part of the Collateral; or

          (6) exercise or refrain from exercising any rights against any Person liable to such party under the Obligations.

19.  [RESERVED].

20.  SPECIFIC PERFORMANCE.

     Each Creditor is hereby authorized to demand specific performance of this Agreement at any time when the other Creditor shall have failed to comply with any of the provisions of this Agreement applicable to such Creditor. Such Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to such remedy of specific performance.

21.  AMENDMENT; WAIVER.

     No amendment or waiver of and provision of this Agreement shall be effective unless the same shall be in writing and signed by both Creditors, and any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No delay on the part of any Creditor in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by such Creditor of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy.

22.  NOTICES.

     Any notice required or permitted to be given under this Agreement may be, and shall be deemed, given when deposited via certified mail in the United States mail, postage prepaid, return receipt requested, or by recognized overnight delivery service, charges prepaid, or by facsimile (provided that a copy of all information provided by facsimile is also sent by one of the other methods permitted under this Section 22), addressed to the applicable party at the address shown below its signature hereto, or at such other address as it may, by written notice received by the other party to this Agreement, have designated as its address for such purpose.

23.  ENTIRE AGREEMENT.

     This Agreement embodies the entire agreement and understanding of the Creditors and supersedes all prior agreements and understandings of the Creditors relating to the subject matter herein contained.

24.  CAPTIONS.

     Section captions used in this Agreement are for convenience only, and shall not affect the interpretation of the provisions of this Agreement.

25.  COUNTERPARTS.

     This Agreement may be executed by the parties hereon on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and same instrument. This Agreement shall become effective as of the date hereof when one or more counterparts has been executed and delivered by each of the parties hereto.

26.  TERMINATION.

     This Agreement shall remain in full force and effect until the repayment in full of the Trustee Obligations.

27.  GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state. All terms used herein which are not defined herein and are defined in the New York Uniform Commercial Code shall have the meanings set forth therein, unless the context otherwise requires. Except as otherwise provided in this Agreement, the rights and priorities of the Creditors shall be determined in accordance with applicable law.

28.  WAIVER OF JURY TRIAL.

     Each of the parties hereto hereby irrevocably waives trial by jury in any action or proceeding with respect to this Agreement.

29.  INFORMATION.

     Upon the request of any Creditor, the other Creditor shall use its reasonable best efforts to provide the other with all reasonable information relating to the transactions contemplated by this Agreement and with any credit or other information with respect to any of the Collateral.

30.  SUCCESSORS AND ASSIGNS; BENEFIT OF AGREEMENT.

     This Agreement is solely for the benefit of the Creditors and their successors, designees or assigns and no other Persons, including, without limitation ATC, ATMO, or ATH shall have any benefit, priority or interest under, or because of the existence of, this Agreement.

31.  SEVERABILITY OF PROVISIONS.

     Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to each such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement in any other jurisdiction.

32.  CONTROLLING CONTRACT.

     In the case of any conflict between this Agreement and any Security Agreement, this Agreement shall control.

33.  EXECUTION BY ATMO, ATC, AND ATH.

     By executing this Agreement, ATMO, ATC, and ATH agree to be bound by the provisions hereof as they relate to the relative rights of the Creditors; provided however, that solely as between each of ATMO, ATC, and ATH, on the one hand, and the Creditors, on the other hand, (i) nothing in this Agreement shall amend, modify, change, or supersede the terms of any Security Agreement or the Indenture, and (ii) in the event of any conflict or inconsistency between the terms of this Agreement and any Security Agreement or the Indenture, the terms of such Security Agreement or Indenture shall govern the relationship between such Creditors and ATMO, ATC, and ATH, as applicable. Each of ATMO, ATC, and ATH further agrees that except as expressly provided herein (i) the terms of this Agreement shall not give ATMO, ATC, and ATH any substantive rights against Creditors, and (ii) if any Creditor shall enforce its rights or remedies in violation of the terms of this Agreement, none of ATMO, ATC, and ATH shall either raise such violation as a defense to the enforcement by these Creditors under any Security Agreement or the Indenture, nor assert such violation as a counterclaim or basis for setoff or recoupment against such Creditor.

     IN WITNESS WHEREOF, each Creditor has caused this Agreement to be duly executed this 9th day of July, 1999.

                                                   THE CHASE MANHATTAN BANK

                                                   By: /s/ Kathleen Perry
                                                      -------------------------
                                                   Name:   Kathleen Perry
                                                   Title:  Vice President

                                                   Address for Notice:

                                                   The Chase Manhattan Bank
                                                   450 West 33rd Street
                                                   New York, NY 10001
                                                   Attention:  Kathleen Perry

                              With a copy to:      Kelly Drye & Warren
                                                   101 Park Avenue
                                                   29th Floor
                                                   New York, NY 10178
                                                   Attention:  David Retter

                                                   BOISE CASCADE CORPORATION

                                                   By: /s/ Irving Littman
                                                      -------------------------
                                                   Name:   Irving Littman
                                                   Title:  Vice President and
                                                           Treasurer

                                                   Address for Notice:

                                                   Boise Cascade Corporation
                                                   Attention General Counsel
                                                   1111 West Jefferson Street,
                                                   PO Box 50
                                                   Boise, ID 83728-0001
                                                   Telecopy No: 208/384-4912

                                                   AMERICAN TISSUE MILLS OF
                                                   OREGON, INC.


                                                   By: /s/ Mehdi Gabayzadeh
                                                      -------------------------
                                                   Name:   Mehdi Gabayzadeh
                                                   Title:  President

                                                   AMERICAN TISSUE CORPORATION

                                                   By: /s/ Mehdi Gabayzadeh
                                                      -------------------------
                                                   Name:   Mehdi Gabayzadeh
                                                   Title:  President


                                                   AMERICAN TISSUE INC.


                                                   By: /s/ Mehdi Gabayzadeh
                                                      -------------------------
                                                   Name:   Mehdi Gabayzadeh
                                                   Title:  President

STATE OF NEW YORK           )
                            )ss.
COUNTY OF NEW YORK          )

                   JULY 9        , 1999.


     Personally appeared Kathleen Perry, who, being sworn, stated that he/she is the Vice President, respectively, of THE CHASE MANHATTAN BANK and that the seal affixed hereto is its seal and that this instrument was voluntarily signed and sealed on behalf of the corporation by authority of its Board of Directors.

     Before me:


                                            /s/ Annabelle DeLuca
                                            -----------------------------------
                                            Notary Public
                                            My Commission expires

                                                       ANNABELLE DeLUCA
                                                Notary Public, State of New York
                                                       No. 01DE5013758
                                                   Qualified in Kings County
                                            Certificate Filed in New York County
                                              Commission Expires July 15, 2001


STATE OF IDAHO )
               )ss.
COUNTY OF ADA  )

     June 23, 1999.

     Personally appeared IRVING LITTMAN, who, being sworn, stated that he is the Vice President and Treasurer of Boise Cascade Corporation and that the seal affixed hereto is its seal and that this instrument was voluntarily signed and sealed on behalf of the corporation by authority of its Board of Directors.

     Before me:

                                             /s/ Cherie H. Anderson
                                             ----------------------------------
                                             Notary Public
       [SEAL]                                My Commission expires: 8/5/2003
 CHERIE H. ANDERSON
   NOTARY PUBLIC
  STATE OF IDAHO

STATE OF  NEW YORK       )
                         )ss.
COUNTY OF NEW YORK       )

          July 9, 1999.


     Personally appeared Mehdi Gabayzadeh, who, being sworn, stated that he/she is the President, respectively, of AMERICAN TISSUE MILLS OF OREGON, INC. and that the seal affixed hereto is its seal and that this instrument was voluntarily signed and sealed on behalf of the corporation by authority of its Board of Directors.

     Before me:


                                             /s/ Kevin William Wells
                                             ----------------------------------
                                             Notary Public
                                             My Commission expires: 9/28/00

                                                    KEVIN WILLIAM WELLS
                                                Notary Public, State of New York
                                                    No. Q1WE6013947
                                                 Qualified in New York County
                                               Commission Expires Sept. 28, 2000


STATE OF  NEW YORK )
                   )ss.
COUNTY OF NEW YORK )

             July 9, 1999.


     Personally appeared Mehdi Gabayzadeh, who, being sworn, stated that he/she is the President, respectively, of AMERICAN TISSUE CORPORATION and that the seal affixed hereto is its seal and that this instrument was voluntarily signed and sealed on behalf of the corporation by authority of its Board of Directors.

     Before me:


                                            /s/ Kevin William Wells
                                            -----------------------------------
                                            Notary Public
                                            My Commission expires: 9/28/00

                                                      KEVIN WILLLIAM WELLS
                                                Notary Public, State of New York
                                                      No. Q1WE6013947
                                                 Qualified in New York County
                                               Commission Expires Sept. 28, 2000

STATE OF  NEW YORK )
                   )ss.
COUNTY OF NEW YORK )

             July 9, 1999.

     Personally appeared Mehdi Gabayzadeh, who, being sworn, stated that he/she is the President, respectively, of AMERICAN TISSUE INC. and that the seal affixed hereto is its seal and that this instrument was voluntarily signed and sealed on behalf of the corporation by authority of its Board of Directors.

     Before me:


                                            /s/ Kevin William Wells
                                            -----------------------------------
                                            Notary Public
                                            My Commission expires: 9/28/00

                                                      KEVIN WILLLIAM WELLS
                                                Notary Public, State of New York
                                                      No. Q1WE6013947
                                                 Qualified in New York County
                                               Commission Expires Sept. 28, 2000